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                                                                       EXHIBIT 1


                    AGREEMENT RE JOINT FILING OF SCHEDULE 13D

Each of the undersigned hereby agrees:

         1. Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

         2. Each of them is responsible for the timely filing of such Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated:  February 7, 2002               /s/ Ernest C. Garcia II
                                       ---------------------------
                                       Ernest C. Garcia II


Dated:  February 7, 2002               VERDE CAPITAL PARTNERS, LLC


                                       /s/ Ernest C. Garcia II
                                       ---------------------------
                                       By:  Ernest C. Garcia II
                                       Title:  President


Dated:  February 7, 2002               VERDE INVESTMENTS, INC.


                                       /s/ Ernest C. Garcia II
                                       ---------------------------
                                       By:  Ernest C. Garcia II
                                       Title:  President